Exhibit 10.15

SECOND AMENDMENT

DATED AS OF NOVEMBER 3, 2009

TO

AMENDED AND RESTATED RAIL TRANSPORTATION AGREEMENT

DATED AS OF MAY 15, 2002

BETWEEN

UNION PACIFIC RAILROAD COMPANY

AND

PACER INTERNATIONAL, INC.,

D/B/A PACER STACKTRAIN

This SECOND AMENDMENT dated as of November 3, 2009 (this “Amendment”) to the AMENDED AND RESTATED RAIL TRANSPORTATION AGREEMENT dated as of May 15, 2002 is between UNION PACIFIC RAILROAD COMPANY, a Delaware corporation (“UP”), and PACER INTERNATIONAL, INC., d/b/a PACER STACKTRAIN (f/k/a APL LAND TRANSPORT SERVICES, INC.), a Tennessee corporation (“Pacer”).

RECITALS

UP and Pacer, together with American President Lines, Ltd., and APL Co. PTE Ltd., which are Affiliates of APL Limited (collectively, “APL”) are parties to an existing Amended and Restated Rail Transportation Agreement dated as of May 15, 2002, as amended and supplemented in writing (the “Existing Agreement”). The Existing Agreement expires (i.e., ceases to be in effect) on October 11, 2011.

APL provides ocean carrier freight transportation, and Pacer provides intermodal freight transportation and related arrangement and management services for domestic and international shipments on behalf of APL, other third party ocean carriers, and other shippers, shipper’s agents, property brokers, freight forwarders, motor carriers, intermodal marketing companies, other intermediaries and other parties having a beneficial interest in containerized shipments. UP provides rail transportation services (including related ramp services) as an intermodal carrier by rail, including services under the Existing Agreement for the following general types of shipments arranged and managed by Pacer: (i) international shipments in containers owned or leased by APL; (ii) domestic shipments in containers owned or leased by Pacer; (iii) domestic shipments in containers owned or leased by APL or other third party ocean carriers; and (iv) international shipments in containers owned or leased by other third party ocean carriers.

UP and Pacer desire to amend the Existing Agreement so that it will no longer govern their ongoing commercial relationship regarding domestic shipments arranged and managed by Pacer in 48’ and 53’ containers owned or leased by Pacer. The Existing Agreement will continue to govern and apply to all shipments and other matters that are not expressly governed by and superseded by this Amendment, and nothing contained in this Amendment will in any way amend, modify or otherwise affect the terms, conditions and other provisions contained in the Existing Agreement that are applicable to such shipments and other matters. In addition, nothing contained in this Amendment shall in any way amend, modify or otherwise affect any right, benefit, privilege, obligation or liability of APL or any of its Affiliates arising under or contained in the Existing Agreement, it being expressly acknowledged and understood by the parties that any such amendment or modification or other effect shall require the express written consent of APL in accordance with the terms of the Existing Agreement.

AGREEMENT

Accordingly, in consideration of the above premises and the mutual representations, warranties, covenants and agreements contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereby agree as follows:

Section 1. Definitions

Capitalized terms used in this Amendment have the meanings set forth in Exhibit A to this Amendment or in such other Sections of this Amendment as may be listed in Exhibit A.

Section 2. Scope, Effective Date

2.1. Scope of this Amendment.

All rates and terms governing UP’s transportation under the Existing Agreement shall, as of the Effective Date, no longer apply to Pacer’s Domestic Container Business, except as may otherwise be agreed between the parties. Nothing contained in this Amendment shall in any way amend, modify or otherwise affect any right, benefit, privilege, obligation or liability of APL or any of its Affiliates arising under or contained in the Existing Agreement, it being expressly acknowledged and understood by the parties that any such amendment or modification or other effect shall require the express written consent of APL in accordance with the terms of the Existing Agreement.

2.2. Effective Date.

This Amendment is effective beginning November 3, 2009 (the “Effective Date”).

2.3. Sections of Existing Agreement That No Longer Apply to Pacer Domestic Container Business.

As of the Effective Date, those Sections of the Existing Agreement listed on Exhibit B attached hereto (including the appendices and exhibits related to those Sections) shall no longer apply to Pacer’s Domestic Container Business, unless otherwise expressly agreed by the parties in writing.

Section 3. Waivers, Amendments, and Severability

All amendments, supplements, modifications to, and waivers of the terms of this Amendment shall be in writing and signed by the parties. If any part of this Amendment is determined to be invalid, illegal, or unenforceable, such determination shall not affect the validity, legality, or enforceability of any other part of this Amendment and the remaining parts of this Amendment shall be enforced as if such invalid, illegal, or unenforceable part were not contained herein.

Section 4. Miscellaneous Provisions

4.1. Captions.

Paragraph titles or captions contained in this Amendment are used for convenience or reference only and are not intended to and shall not in any way enlarge, define, limit, extend or describe the rights or obligations of the Parties or affect the meaning or construction of this Amendment, or any provision hereof.

4.2. Counterparts.

This Amendment may be signed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

4.3. Public Announcements.

Except where such disclosure is required by law or regulation, the parties will coordinate all publicity relating to the transactions contemplated by this Amendment; and, except where such disclosure is required by law or regulation, no party will release any press release, public statement or other public notice relating to this Amendment or the transactions contemplated by this Amendment without prior consultation with the other party.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

UNION PACIFIC RAILROAD COMPANY		PACER INTERNATIONAL, INC. d/b/a Pacer Stacktrain

By:	/s/ James R. Young	By:	/s/ Michael E. Uremovich
Title:	Chairman, President and	Title:	Chief Executive Officer
Chief Executive Officer

List of Attachments

Exhibit A – Definitions

Exhibit B  – Sections of Existing Agreement No Longer Applicable to Pacer Domestic Container Business

Exhibit A – Definitions

1. “Affiliate” - means, as to any Person, any other Person who directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with such Person.

2. “APL” - has the meaning given to it in the first paragraph of the Recitals to this Amendment.

3. “Domestic Big Box Containers” - refers to 48’ and 53’ Containers owned, leased or operated by Pacer, whether on a long-term, short-term, trip or load-by-load basis. Domestic Big Box Containers exclude 48’ and 53’ marine containers (containers built for ocean transport use by ocean carriers).

4. “Domestic Container Business” - means the arrangement, management and transportation of Domestic Shipments in Domestic Big Box Containers and related services and activities (e.g., repositioning of empty Containers).

5. “Domestic Shipments” - refers to shipments moving within the North American continent, including the U.S., Canada, and Mexico, and Puerto Rico, and excludes international shipments (containerized shipments involved in an ocean voyage leg) that originate or terminate outside the North American continent (including Puerto Rico within the North American continent).

6. “Existing Agreement” - has the meaning given to it in the first paragraph of the Recitals to this Amendment.

7. “Pacer” - has the meaning given to it in the Caption on the first page of this Amendment.

8. “Person” - means any natural person, corporation, limited liability company, partnership, trust, association, or other juridical entity or Governmental Authority.

9. “UP” - has the meaning given to it in the Caption on the first page of this Agreement.

EXHIBIT B

Provisions of the Existing Agreement That No Longer

Apply to Pacer’s Domestic Container Business

Section	Caption
Section 1	Term

Section 2	Definitions

Section 3	Authorized Agent

Section 4	Rail Transportation Services to be Provided by UP

Section 5	Terminal Services to be Provided by UP

Section 6	Equipment Obligations

Section 7	Service Commitments by UP

Section 8	APL’s Volume Commitment

Section 9	Pacer owned Stack Cars

Section 10	Other APL Obligations

Section 11	Equipment Storage

Section 12	Participants and TPI Shipments

Section 13	Rates / Adjustment to Rates

Section 14	Competitive Proposals

Section 15	Force Majeure

Section 16	Arbitration

Section 17	Renegotiation

Section 18	Mutual Indemnity

Section 19	Claims for Cargo Loss and Damage

Section 20	Hazardous Materials and Restricted Commodities

Section 21	Federal Contractor Requirements

Section 22	Other Agreements

Section 23	When Terms and Provisions of UP’s Intermodal Rules Apply

Section 24	Assignment

Section 25	Year 2000 Compliance

Section 26	Notices

Section 27	Confidentiality

Section 28	Venue

Section 29	Applicable Law

First Amendment	Dated August 1, 2005